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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT
                        Pursuant to Section 13 or 15(d)
                    of the Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported): February 29, 2000



                                VERISIGN, INC.
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             (Exact name of Registrant as specified in its charter


                                   Delaware
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                (State or other jurisdiction of incorporation)

      0-23593                                                    94-3221585
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    (Commission                                                (IRS Employer
    File Number                                              Identification No.)


          1350 CHARLESTON ROAD, MOUNTAIN VIEW, CA                     94043-1331
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          (Address of principal executive offices)                    (Zip Code)


                                (650) 961-7500
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             (Registrant's telephone number, including area code)

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Item 2: Acquisition or Disposition of Assets.

     On February 29, 2000, VeriSign completed the acquisition of Signio, Inc. a provider of a provider of payment services connecting online merchants, business-to-business exchanges, payment processors and financial institutions over the Internet. In the transaction, Signio merged with a wholly-owned subsidiary of VeriSign, with Signio becoming a wholly-owned subsidiary of VeriSign. VeriSign issued approximately 5.6 million shares of its common stock for all of the outstanding capital stock of Signio. In addition, VeriSign assumed all then outstanding Signio employee stock options. The acquisition will be accounted for as a purchase and is not intended to qualify as a tax-free reorganization.

     In connection with this transaction, VeriSign has filed a shelf registration statement for the public resale of the shares issued in the exchange.

Item 7: Financial Statements, Pro Forma Financial Information and Exhibits.

          (a)  Financial Statements of Business Acquired.

          VeriSign intends to file by amendment the required historical financial statements for Signio no later than 60 days after the date of this Form 8-K.

          (b)  Pro Forma Financial Information.

          VeriSign intends to file by amendment the required pro forma financial statements reflecting the acquisition of Signio no later than 60 days after the date of this Form 8-K.

          (c)  Exhibits.

               The following exhibits are filed with this Form 8-K.

               2.1 Agreement and Plan of Reorganization dated as of December 17, 1999 between VeriSign, Inc., Signio, Inc. and BEHAD Acquisition Corp.

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                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                            VERISIGN, INC.


Date:  March 6, 2000                By: /s/ DANA L. EVAN
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                                            Dana L. Evan
                                            Executive Vice President of Finance
                                            and Administration and Chief
                                            Financial Officer

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                                 Exhibit Index


2.1 Agreement and Plan of Reorganization dated as of December 17, 1999 between VeriSign, Inc., Signio, Inc. and BEHAD Acquisition Corp.